Exhibit 99.6

STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike, Suite 100 Florham Park, NJ 07932 Call us toll-free, at 1-(877) 821-5778	For Internal Use Only

BATCH #_____________ ORDER #________ CATEGORY #________
REC’D_________________________ O_____________ C____________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2021. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope or by paying for overnight delivery to the Stock Information Center address on this form. You may also hand-deliver to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois. Hand delivered stock order forms will be accepted at this location only. Stock order forms may not be hand delivered to any other North Shore Trust and Savings office. Do not mail Stock Order Forms to North Shore Trust and Savings. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the North Shore Trust and Savings deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at North Shore Trust and Savings and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000).
See Stock Order Form Instructions for more information regarding maximum number of shares.		For Internal Use	North Shore Trust and Savings	Withdrawal
		Only	Deposit Account Number	Amounts
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER				$ .00
$ .00
Enclosed is a personal check, bank check or money order payable to NSTS Bancorp, Inc., in the amount of:	$ .00			$ .00
			Total Withdrawal Amount	$ .00
Cash and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. North Shore Trust and Savings line of credit checks may not be remitted as payment.		ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

a.	Depositors of North Shore Trust and Savings with aggregate balances of at least $50 at the close of business on June 30, 2020.	Account Title (Name(s) on Account)	North Shore Trust and Savings Account Number
b.	Depositors of North Shore Trust and Savings with aggregate balances of at least $50 at the close of business on September 30, 2021.
c.	Depositors of North Shore Trust and Savings at the close of business on October 31, 2021 or a borrower of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:
d.	You are a resident of Lake County, Illinois.	NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
e.	You are placing an order in the Community Offering, but (d) above does not apply.

(6) MANAGEMENT Check if you are a North Shore Trust and Savings or NSTS Bancorp, Inc.:

Director	Officer	Employee	Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription and Community Offerings. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (This Section 8, including definitions used herein, is continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.
Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated _____	Other _______	IRA (SSN of Beneficial Owner) _____-____-______
First Name, Middle Initial, Last Name					Reporting SSN/ Tax ID No.
First Name, Middle Initial, Last Name					SSN/Tax ID No.
Street					Daytime Phone #
City	State		Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I acknowledge that, to be effective, this form, properly completed, together with full payment, must be received before 1:00 p.m., Central Time, on __________, 2021, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
— ORDER NOT VALID UNLESS SIGNED —
ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature Required (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1) any corporation or organization (other than North Shore Trust and Savings, NSTS Bancorp, Inc. or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial shareholder;
(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and
(3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director or officer of North Shore Trust and Savings or NSTS Bancorp, Inc.

Acting in concert – The term “acting in concert” means:

(1) persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

Persons with the same address, whether or not related, and persons exercising subscription rights through qualifying accounts registered to the same address will be deemed to be acting in concert unless we determine otherwise. Directors of NSTS Bancorp, Inc. and North Shore Trust and Savings are not treated as associates of each other solely because of their membership on the board of directors.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase imitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I acknowledge that, after receipt by NSTS Bancorp, Inc., this Stock Order Form may not be modified or canceled without NSTS Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $400,000 in all categories of the offering combined, for any person or entity, together with any associates or persons acting in concert with such person or entity, as set forth in the plan of conversion, and the Prospectus dated __________, 2021.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System at (202) 452-3000.

I further certify that, before subscribing for shares of the common stock of NSTS Bancorp, Inc., I received the Prospectus dated __________, 2021, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by NSTS Bancorp, Inc. in the “Risk Factors” section, beginning on page __. Risks include, but are not limited to the following:

Risks Related to Our Business

Risks Related to the COVID-19 Pandemic
1.	The COVID-19 pandemic has had and may continue to have an adverse impact on our business, results of operations and prospects.

Risks Related to Our Lending Activities
2.	Our emphasis on one- to four-family residential mortgage loans exposes us to lending risks.
3.	Our multi-family and commercial real estate lending could expose us to increased lending risks and related loan losses.
4.	If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.
5.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.
6.	A deterioration in economic conditions in our markets could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.

Risks Related to Our Business Strategy
7.	We incurred a loss for the six months ended June 30, 2021 and for the year ended December 31, 2020, and we may not achieve significant profitability from our business strategies and growth plan in the near term.
8.	Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.
9.	We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.
10.	We are subject to certain risks if we are able to grow through opportunistic mergers and acquisitions.
11.	The building of market share through our loan production office strategy, and our ability to achieve profitability from new offices, may increase our expenses and negatively affect our earnings.

Risks Related to Our Business and Industry Generally
12.	We are dependent on our information technology and telecommunications systems and third-party service providers; systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.
13.	Ineffective liquidity management could adversely affect our financial results and condition.
14.	Strong competition within our market area could hurt our profits and slow growth.
15.	We are a community savings institution and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance.
16.	Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
17.	We must keep pace with technological change to remain competitive.
18.	Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
19.	Acts of terrorism and other external events could impact our business.
20.	Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.
21.	A tightening of credit markets and liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
22.	Continued low interest rates could reduce our profits and affect the value of our assets and liabilities.
23.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
24.	We are subject to an extensive body of accounting rules and best practices. Periodic changes to such rules may change the treatment and recognition of critical financial line items and affect our profitability.
25.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions and impact our ability to complete transactions that require regulatory approval.
26.	The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.
27.	Changes in management’s estimates and assumptions may have a material impact on our financial statements and our financial condition or operating results.
28.	We are subject to environmental liability risk associated with lending activities or properties we own.

Risks Related to the Offering
29.	The future price of our common stock may be less than the $10.00 per share purchase price in the offering.
30.	The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.
31.	We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.
32.	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
33.	Our stock-based and other benefit plans will increase our costs, which will reduce our net income.
34.	The implementation of our stock-based benefit plans may dilute your ownership interest.
35.	Various factors may make takeover attempts more difficult to achieve.
36.	You may not receive dividends on our common stock.
37.	You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
38.	You may not revoke your decision to purchase NSTS Bancorp, Inc. common stock in the subscription and community offerings after you send us your order.
39.	We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
40.	The distribution of subscription rights could have adverse income tax consequences.
41.	The certificate of incorporation of NSTS Bancorp, Inc. designates the federal and state courts located in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Risks Related to the Charitable Foundation
42.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2022.
43.	Our contribution to the charitable foundation may not be deductible for federal income tax purposes.

By executing this form, I acknowledge that I am not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

NSTS BANCORP, INC.
STOCK INFORMATION CENTER: 1-(877) 821-5778
STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). No individual may purchase more than 30,000 shares ($300,000) of common stock. Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) of common stock in all categories of the stock offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to NSTS Bancorp, Inc. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.15% per annum from the date payment is processed until the stock offering is completed or terminated, at which time the subscriber will be issued a check for interest earned. Please do not remit cash, a North Shore Trust and Savings line of credit check or third party checks as payment.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your North Shore Trust and Savings deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a North Shore Trust and Savings certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a North Shore Trust and Savings IRA or other retirement accounts. For guidance on using retirement funds, whether held at North Shore Trust and Savings or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the ________, 2021 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all North Shore Trust and Savings deposit account numbers that the purchaser(s) had ownership of as of the applicable eligibility date. If you checked box (c), list all North Shore Trust and Savings deposit and/or applicable loan account numbers that the purchaser(s) had ownership in at the close of business on October 31, 2021. Include all forms of account ownerships (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a North Shore Trust and Savings or NSTS Bancorp, Inc. director, officer or employee, or a member of their immediate family. See the Prospectus section entitled “The Conversion and Offering—Additional Limitations on Common Stock Purchases” for further details.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription and Community Offerings, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA (Formerly NASD) MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

NSTS BANCORP, INC.
STOCK INFORMATION CENTER: 1-(877) 821-5778
STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Owning Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at North Shore Trust and Savings at the close of business on June 30, 2020, September 30, 2021 or October 31, 2021 or a borrower of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Owning Stock Jointly – Used when shares are registered in the name of two or more owners. To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at North Shore Trust and Savings at the close of business on June 30, 2020, September 30, 2021 or October 31, 2021 or a borrower of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Owning Stock as Custodian for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at North Shore Trust and Savings at the close of business on June 30, 2020, September 30, 2021 or October 31, 2021.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the IL Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-IL (list only the minor’s social security number).

Owning Stock By a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at North Shore Trust and Savings at the close of business on June 30, 2020, September 30, 2021 or October 31, 2021 or a borrower of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Owning Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at North Shore Trust and Savings at the close of business on June 30, 2020, September 30, 2021 or October 31, 2021 or a borrower of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Owning Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at North Shore Trust and Savings at the close of business on June 30, 2020, September 30, 2021 or October 31, 2021 or a borrower of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of  business on October 31, 2021.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 1:00 p.m., Central Time, on ________, 2021. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday. Hand delivered stock order forms will be accepted at this location only. Stock order forms may not be hand delivered to any other North Shore Trust and Savings office. Please do not mail Stock Order Forms to North Shore Trust and Savings. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 821-5778, between 9:00 a.m. and 3:00 p.m. Central Time, Monday through   Friday. The Stock Information Center will be closed on bank holidays.

CONTROL NUMBER
D E T A C H H E R E
Please vote by marking one box for each proposal:

1. {language to come}
2.

PROXY CARD
FOR	AGAINST

Votes will be cast in accordance with the Proxy Card. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to North Shore MHC’s Secretary at said meeting of the member’s decision to terminate this Proxy, then the power of said attorney-in-fact and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement before the execution of this Proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR TELEPHONE.

Signature:___________________________________________________	Date:__________

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” BOTH PROPOSALS.
PLEASE VOTE ALL PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote, and are available through 11:59 P.M., Central Time, on ________, 2021.

VOTE BY INTERNET (available 24 hours a day)	VOTE BY TELEPHONE (available 24 hours a day)	VOTE BY MAIL

myproxyvotecounts.com	1-(___) ___-____

Use the Internet to vote your proxy. Have the Proxy Card(s) in hand when you access the web site. You will need to enter online the 12 digit control number located in the shaded box above. Each Proxy Card has a unique control number.	Have your Proxy Card(s) in hand when you access the phone voting line. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.	Mark, sign and date your Proxy Card and return it in the enclosed postage paid Proxy Reply Envelope.

 If you vote by telephone or Internet you do NOT need to return your Proxy Card by mail.

A detachable Stock Order Form is on the facing page.

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTH SHORE MHC

SPECIAL MEETING OF MEMBERS __________, 2021 AT _:00 PM., CENTRAL TIME

{Language to come.}

1.

2.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued on reverse side)

Fold and detach the above Proxy Card here

Your board of directors unanimously recommends that
you vote “FOR” the approval of both proposals.

Your “FOR” Vote Is Very Important!

NOT VOTING IS EQUIVALENT TO
VOTING AGAINST THE PROPOSALS.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

A detachable Stock Order Form is on the facing page.